Exhibit 99.2

NEWS RELEASE

GRAY ANNOUNCES NEW SHARE REPURCHASE AUTHORIZATION

Atlanta, Georgia – November 7, 2019. . . Gray Television, Inc. (“Gray,” the “Company,” “we,” “us” or “our”) (NYSE: GTN and GTN.A) announced today that its Board of Directors has authorized the Company to repurchase up to $150 million of outstanding common stock (GTN) and/or Class A common stock (GTN.A) through December 31, 2022.

Gray’s Executive Chairman and CEO Hilton H. Howell, Jr., explained, “Reducing our debt level remains a high priority for Gray, as demonstrated by our recent voluntary pre-payment of $100 million of the 2019 term loan outstanding under our senior credit facility. At the same time, we believe that recent trading prices do not fully value the scale, quality, leadership and opportunities created through our merger with Raycom, which nearly doubled our size while increasing the depth and breadth of our business. From time to time, these market dislocations may provide an opportunity for stock repurchases, all while keeping a close eye on steadily decreasing our leverage.”

Share repurchases would be implemented through purchases made from time to time in either the open market or private transactions. The extent that the Company repurchases its shares, the number of shares and the timing of any repurchases will depend on general market conditions, regulatory requirements, alternative investment opportunities and other considerations. Gray’s repurchase program does not require the Company to repurchase a minimum number of shares, and it may be modified, suspended or terminated at any time without prior notice. The new authorization prohibits the Company from purchasing shares directly from the Company’s officers, directors, or the Gray Television, Inc. Capital Accumulation Plan (401K plan).

The new stock repurchase authorization supersedes all prior authorizations, including the plan adopted in November 2016 permitting the Company to repurchase up to $75 million of its outstanding common stock prior to December 31, 2019.

As of October 31, 2019, Gray has 96,633,773 shares of common stock outstanding and 6,881,192 shares of Class A common stock outstanding. Shares repurchased will be held as treasury shares and may be used for general corporate purposes including, but not limited to, satisfying obligations under our employee benefit plans and long-term incentive plan.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

About Gray Television:

Gray currently owns and/or operates television stations and leading digital properties in 93 television markets, including the number-one rated television station in 68 markets and the first or second highest rated television station in 87 markets. Gray’s television stations cover approximately 24 percent of US television households and broadcast over 400 separate programming streams, including approximately 150 affiliates of the CBS/NBC/ABC/FOX networks. Gray also owns video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content. For further information, please visit www.gray.tv.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws.  These “forward-looking statements” are statements other than statements of historical fact and may relate to, among other things, the timing and amount of any stock repurchases, and our liquidity position.  Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release.  All information set forth in this release is as of the date hereof except as otherwise noted.  We do not intend, and undertake no duty, to update this information to reflect future events or circumstances.  Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, each of which is on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 334-206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

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